As filed with the Securities and Exchange Commission on August 14, 2007
Registration No. 333-133747

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 to
REGISTRATION STATEMENT ON FORM SB-2/A

UNDER THE SECURITIES ACT OF 1933

VIRTUALSCOPICS, INC.
(name of small business issuer in its charter)

Delaware	8090	04- 3007151
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial classification Code Number)	(I.R.S. Employer Identification No.)

500 Linden Oaks, Rochester, New York 14625 (585) 249-6231
(Address and telephone number of principal executive offices and principal place of business)

Jeffrey Markin
President and Chief Executive Officer
500 Linden Oaks
Rochester, New York 14625
(585) 249-6231
(Name, address and telephone number of agent for service)

With copies to:

Gregory W. Gribben, Esq.
Woods Oviatt Gilman LLP
700 Crossroads Building
2 State Street
Rochester, New York 14614
Phone: (585) 987-2800
Facsimile: (585) 454-3968

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

This Post-Effective Amendment No. 2 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

We originally registered 4,480,000 shares of our common stock pursuant to the Registration Statement on Form SB-2 (File No. 333-133747), filed with the Securities and Exchange Commission on May 2, 2006, as amended on July 13, 2006, declared effective by the Securities Exchange Commission on July 14, 2006, and subsequently amended by Post-Effective Amendment No. 1 filed with the Securities and Exchange Commission on April 20, 2007. The shares were registered to permit resales of such shares by certain selling stockholders named in the Registration Statement. Our obligation to maintain the effectiveness of the Registration Statement for the unsold shares of common stock has expired.

Pursuant to this Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2, we are seeking to deregister those shares of common stock that were registered pursuant to the Registration Statement and remain unsold thereunder. Therefore, in accordance with our undertaking contained in Part II of the Registration Statement, we hereby amend the Registration Statement to withdraw from registration all shares of common stock that remain unsold under the Registration Statement.

EXHIBITS

Exhibit No.	Description

24	Power of Attorney

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Rochester, State of New York, on August 14, 2007.

VIRTUALSCOPICS, INC.

/s/ Jeffrey Markin
Name: Jeffrey Markin
Title: President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.

Date: August 14, 2007	By:	/s/ Jeffrey Markin
	Name:	Jeffrey Markin
	Title:	President and Chief Executive Officer, and Director
(Principal Executive Officer)

Date: August 14, 2007	By:	/s/ Molly Henderson
	Name:	Molly Henderson
	Title:	Vice President Finance and Chief Financial Officer
(Principal Financial Officer and Principal
Accounting Officer)

Date: August 14, 2007	By:	/s/ Robert G. Klimasewski*
	Name:	Robert G. Klimasewski
	Title:	Chairman of the Board of Directors

Date: August 14, 2007	By:	/s/Dr. Saara Totterman, M.D., Ph.D*
	Name:	Dr. Saara Totterman, M.D., Ph.D.
	Title:	Director

Date: August 14, 2007	By:	/s/Terence A. Walts*
	Name:	Terence A. Walts
	Title:	Director

Date: August 14, 2007	By:	/s/Sidney R. Knafel*
	Name:	Sidney R. Knafel
	Title:	Director

Date: August 14, 2007	By:	/s/Colby H. Chandler*
	Name:	Colby H. Chandler
	Title:	Director

Date: August 14, 2007	By:	/s/Charles Phelps, Ph.D.*
	Name:	Charles Phelps, Ph.D.
	Title:	Director

Date: August 14, 2007	By:	/s/Dr. Norman N. Mintz*
	Name:	Dr. Norman N. Mintz
	Title:	Director

* by Molly Henderson, attorney-in-fact